UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

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                     COPART,  INC.
(Name of Registrant as Specified in its Charter)

                                                            N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COPART, INC.

November 1, 2004

Dear Shareholder:

You are cordially invited to attend the 2004 Annual Meeting of Shareholders of Copart, Inc. to be held on Tuesday, December 7, 2004 at 9:00 a.m., Pacific Standard Time, at the Company's corporate headquarters located at 4665 Business Center Drive, Fairfield, CA 94534 (see directions on back of proxy statement).  The formal Notice of Annual Meeting of Shareholders and proxy statement accompanying this letter describes the business to be acted upon.

Please use this opportunity to take part in our affairs by voting on the business to come before this meeting.  Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope or vote electronically via the Internet or telephone. See “Voting Procedures” in the proxy statement for more details. Returning the proxy or voting electronically does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely, WILLIS J. JOHNSON Chief Executive Officer

YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING, IN THE EVENT YOU ARE NOT PERSONALLY PRESENT, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE POSTAGE PAID ENVELOPE PROVIDED OR SUBMIT YOUR PROXY ELECTRONICALLY BY FOLLOWING THE ENCLOSED INSTRUCTIONS.

COPART, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 7, 2004

To the Shareholders of Copart, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Copart, Inc. will be held on Tuesday, December 7, 2004 at 9:00 a.m., Pacific Standard Time, at Copart’s corporate headquarters located at 4665 Business Center Drive, Fairfield, California 94534, for the following purposes:

  To elect seven directors for the ensuing year or until their successors have been duly elected and qualified;

  To ratify the selection of KPMG LLP as independent auditors for the current fiscal year ending July 31, 2005; and

  To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

The Board of Directors has fixed the close of business on October 15, 2004 as the record date for determining shareholders entitled to notice of, and to vote at, the annual meeting.  Only shareholders of record at the close of business on the record date are entitled to notice of, and to vote at, the annual meeting.  The stock transfer books will not be closed between the record date and the date of the annual meeting.  A list of shareholders entitled to vote at the meeting will be available for inspection at Copart's corporate headquarters.

Please read carefully the following proxy statement, which describes the matters to be voted upon at the annual meeting, and then submit your proxy according to the enclosed instructions as promptly as possible.  Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be submitted to ensure that all your shares will be voted.  Shareholders may revoke previously delivered proxies at any time prior to the meeting.  Any shareholder who has previously submitted a proxy may attend the meeting and if the shareholder so chooses, vote in person by ballot, which will result in the revocation of the prior proxy.

For the Board of Directors COPART, INC. Paul A. Styer, Secretary

Fairfield, California
November 1, 2004

-i-

COPART, INC.
4665 Business Center Drive
Fairfield, California 94534

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON DECEMBER 7, 2004

________________________________________

VOTING AND SOLICITATION

General

The enclosed proxy is solicited on behalf of the board of directors of Copart, Inc., a California corporation, for use at our annual meeting of shareholders to be held on Tuesday, December 7, 2004.  The annual meeting will be held at 9:00 a.m., Pacific Standard Time, at Copart’s corporate headquarters located at 4665 Business Center Drive, Fairfield, California 94534.  Our telephone number at our headquarters is (707) 639-5000.  Only shareholders of record at the close of business on October 15, 2004 will be entitled to notice of, and to vote at, the annual meeting.

We use several abbreviations in this proxy statement.  We may refer to our company as “Copart” or the “Company.”  The term “proxy materials” includes this proxy statement as well as the enclosed proxy card and our 2004 Annual Report to Shareholders.  References to our “fiscal year” refer to our fiscal year beginning on August 1 of the prior year and ending on July 31 of the year stated.

This proxy statement and the accompanying proxy materials were first mailed to the Company’s shareholders on or about November 3, 2004.

On October 15, 2004, the record date for determination of shareholders entitled to vote at our annual meeting, there were 90,084,624 shares of Common Stock outstanding held by approximately 1,117 shareholders of record.  No shares of our authorized Preferred Stock were outstanding.

Voting Rights

Each share of our common stock outstanding on the record date is entitled to one vote on each matter submitted for shareholder approval.  In addition, under California law in connection with the election of directors, each shareholder may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder as of the record date, or such shareholder may distribute such number of votes on the same principle among as many candidates as the shareholder thinks fit.  Votes cannot be cast for more than the number of candidates to be elected.  No shareholder will be entitled to cumulate votes for a candidate unless such candidate’s name has been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the commencement of voting of the shareholder’s intention to cumulate votes.  If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

Quorum Requirement, Abstentions and Broker Non-Votes

A quorum comprising the holders of a majority of our outstanding shares of common stock on the record date must be present or represented for the transaction of business at the annual meeting.  Your shares will be counted as being present at the meeting if you appear in person or if you submit your proxy either by Internet, telephone, or by a properly executed proxy card.

If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card.  As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares according to your instructions.  If you do not give instructions to your record holder, the record holder will be entitled to vote the shares in its discretion on Proposal One (Election of Directors) and Proposal Two (Ratification of Appointment of Independent Auditors).

If you abstain from voting or if a record holder does not vote the shares you own beneficially (known as a “broker non-vote”), either because it lacks the discretionary authority to do so or for any other reason, your shares will be included in the number of shares represented for purposes of determining whether a quorum is present.  Abstentions and broker non-votes will not be counted for purposes of determining the number of votes cast regarding any particular proposal, however.  Abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum.  For example, if the number of abstentions or broker non-votes resulted in the votes “FOR” a proposal not equaling at least a majority of the quorum required for the meeting, the proposal would not be approved.  This will be the case even though the number of votes “FOR” the proposal exceeded the number of votes “AGAINST” the proposal.  Abstentions and broker non-votes are not counted in the election of directors.  The seven nominees receiving the highest number of affirmative votes will be elected as directors.

Votes will be tabulated by an inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

Voting Procedures

General.  Your shares will be voted in accordance with the instructions you indicate when you submit your proxy.  If you submit a proxy, but do not indicate your voting instructions, your shares will be voted as follows:

  FOR the election of the director nominees listed in this proxy statement;

  FOR the ratification of our selection of KPMG LLP as independent auditors for the fiscal year ending July 31, 2005; and

  At the discretion of the proxy holders, upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Voting by Mail.  By signing and returning the enclosed proxy card according to the instructions provided, you are enabling the individuals named on the proxy card, known as “proxies,” to vote your shares at the meeting in the manner you indicate.  We encourage you to sign and return the proxy card even if you plan to attend the meeting.  In this way your shares will be voted even if you are unable to attend the meeting.

Voting by Telephone or Internet.  Instructions for voting by telephone and over the Internet are included with these proxy materials.  If you vote by telephone or over the Internet, you do not need to complete and mail your proxy card.

Voting in Person at the Meeting.  If you plan to attend the annual meeting and vote in person, we will provide you with a ballot at the meeting.  If your shares are registered directly in your name, you are considered the shareholder of record, and you have the right to vote in person at the meeting.  If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name.  In that case, and if you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote these shares.

Revocability of Proxies

You may revoke your proxy at any time before it is voted at the annual meeting.  In order to revoke your proxy, you may either:

  Submit another proxy bearing a later date;

  Provide written notice of the revocation to our Secretary, Paul A. Styer, c/o Copart, Inc., 4665 Business Center Drive, Fairfield, California 94534 prior to the time we take the vote at the annual meeting; or

  Attend the meeting and vote in person.

Proxy Solicitation Costs

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of proxy materials.  In addition, we may reimburse brokerage firms and other custodians for their reasonable out‑of‑pocket costs in forwarding these proxy materials to you.  The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, facsimile or other means by directors, officers, or employees of Copart.  No additional compensation will be paid to these individuals for any such services.

Deadline for Receipt of Shareholder Proposals for 2005 Annual Meeting

Requirements for Shareholder Proposals to be Considered for Inclusion in Copart’s Proxy Materials.  Shareholders of Copart may submit proposals on matters appropriate for shareholder action at annual meetings of Copart’s shareholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.  For such proposals to be included in Copart’s proxy materials relating to its 2005 Annual Meeting of Shareholders, all applicable requirements under Rule 14a-8 must be satisfied and such proposals must be received by Copart no later than July 5, 2005.  Such proposals should be delivered to Copart, Inc., Attn: Paul A. Styer, Secretary, 4665 Business Center Drive, Fairfield, California 94534.  The submission of a shareholder proposal does not guarantee that it will be included in Copart’s proxy statement or proxy.

Requirements for Shareholder Proposals to be Brought Before the Annual Meeting.  Copart’s bylaws establish an advance notice procedure for shareholders who wish to present certain matters before an annual meeting of shareholders where the proposal is not intended to be included in the proxy statement relating to that meeting.  For shareholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the shareholder must have given timely notice thereof in writing to the secretary of Copart (at the address noted above) such that the shareholder notice has been received by Copart not less than ninety (90) nor more than one hundred twenty (120) days prior to the anniversary of the date on which Copart first mailed its proxy materials for its immediately preceding annual meeting of shareholders.  To be timely for the 2005 annual meeting, a shareholder’s notice must be delivered to or mailed and received by the secretary at the principal executive offices of Copart between July 5, 2005 and August 7, 2005.  A shareholder’s notice to the secretary must set forth, with respect to each matter the shareholder proposes to bring before the annual meeting, the information required by Copart’s bylaws.  If a shareholder fails to comply with the advance notice provision set forth in the bylaws, the shareholder will not be permitted to present the proposal at the meeting.

In addition, the proxy solicited by the Board of Directors for the 2005 Annual Meeting of Shareholders will confer discretionary authority on management’s proxy holders to vote on (i) any proposal presented by a shareholder at that meeting for which Copart has not been provided with notice on or prior to the August 7, 2005 deadline and (ii) on any proposal made in accordance with the bylaw provisions, if the 2005 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, provided that the shareholder has not complied with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934.

Shareholders Sharing the Same Address

Copart has adopted a procedure called “householding,” which has been approved by the Securities and Exchange Commission.  Under this procedure, Copart is delivering only one copy of the annual report and proxy statement to multiple shareholders who share the same address and have the same last name, unless Copart has received contrary instructions from an affected shareholder.  This procedure reduces Copart’s printing costs, mailing costs, and fees.  Shareholders who participate in householding will continue to receive separate proxy cards.

Copart will deliver, promptly upon written or oral request, a separate copy of the annual report and the proxy statement to any shareholder at a shared address to which a single copy of either of those documents was delivered.  To receive a separate copy of the annual report or proxy statement, you may write or call Copart’s Investor Relations Department at 4665 Business Center Drive, Fairfield, California 94534, telephone (707) 639-5000.   Any shareholders of record who share the same address and currently receive multiple copies of Copart’s annual report and proxy statement who wish to receive only one copy of these materials per household in the future, please contact Copart’s Investor Relations Department at the address or telephone number listed above to participate in the householding program.

A number of brokerage firms have instituted householding.  If you hold your shares in “street name,” please contact your bank, broker, or other holder of record to request information about householding.

PROPOSAL ONE
ELECTION OF DIRECTORS

General

One of the purposes of the annual meeting is to elect directors to hold office until the 2005 annual meeting or until their respective successors are elected and have been qualified.  The number of authorized directors is currently eight.  Our Nominating and Governance Committee has nominated the seven individuals listed below for election as directors.  All of the nominees are presently directors of Copart.  Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unavailable to serve.  Unless otherwise instructed, the proxy holders will vote all submitted proxies FOR the nominees named below.  In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will ensure the election of as many of the nominees listed below as possible.  In such event, the specific nominees to be voted for will be determined by the proxy holders.  Directors must be elected by a plurality of the votes cast at the annual meeting.  Accordingly, the seven candidates receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting will be elected to our board of directors.

Nominees

Set forth below is information regarding the Company’s nominees, all of whom are currently directors of the Company:

Name	Age	Position(s) with Copart	Director Since
Willis J. Johnson	57	Chief Executive Officer and Chairman of the Board	1982
A. Jayson Adair	35	President and Director	1992
James E. Meeks	55	Executive Vice President, Chief Operating Officer and Director	1996
Harold Blumenstein	66	Director	1994
James Grosfeld	67	Director	1993
Steven D. Cohan	43	Director	2004
Jonathan Vannini	42	Director	1993

Willis J. Johnson, founder of Copart, has served as our Chief Executive Officer since 1986 and Chairman of the Board since January 2004.  Mr. Johnson also served as our President from 1986 until May 1995.  Mr. Johnson was an officer and director of U‑Pull‑It, Inc. (“UPI”), a self‑service auto dismantler which he co‑founded, from 1982 through September 1994.  Mr. Johnson sold his entire interest in UPI in September 1994.  Mr. Johnson has over 30 years of experience in owning and operating auto dismantling companies.

A. Jayson Adair has served as our President since November 1996.  From April 1995 until October 1996, Mr. Adair served as our Executive Vice President.  From August 1990 until April 1995, Mr. Adair served as our Vice President of Sales and Operations and from June 1989 to August 1990, Mr. Adair served as our Manager of Operations.

James E. Meeks has served as our Vice President and Chief Operating Officer since September 1992, when he joined the Company concurrent with our purchase of South Bay Salvage Pool.  Mr. Meeks has served as Executive Vice President and director of the Company since October 1996 and as Senior Vice President since April 1995.  From April 1986 to September 1992, Mr. Meeks, together with his family, owned and operated the South Bay Salvage Pool.  Mr. Meeks was also an officer, director and part owner of CAS & Meeks, Inc., a towing and subhauling service company, which he operated from 1991 to March 2001.  Mr. Meeks has over 30 years of experience in the vehicle dismantling business.

Harold Blumenstein is a general partner of Paragon Properties Company, a real estate development, investment and management company, where he has been employed since January 1971.  Mr. Blumenstein holds a B.A. in Economics and Accounting from Wayne State University.

James Grosfeld has been a private investor at all times during the last five years.  From November 1993 until November 1994, Mr. Grosfeld served as chairman of our board of directors.  Mr. Grosfeld is also a director of BlackRock Inc., a public diversified investment management company, Ramco-Gershenson Properties Trust and Lexington Corporate Properties Trust.

Steven D. Cohan is the CEO and President of Loard’s Ice Cream and Candy, Inc., a privately held manufacturer, distributor, and retail chain in Northern California. Mr. Cohan brings more than twenty years of business and finance experience including various senior executive positions with Copart and KPMG Peat Marwick.  He holds a M.B.A. from the University of San Francisco, a B.A. in Economics from UCLA, and is a Certified Public Accountant.

Jonathan Vannini has been a private investor since 1996.  Mr. Vannini was a general partner at HPB Associates, an investment partnership, and was employed by HPB Associates from August 1987 until March 1996.  Mr. Vannini holds a B.A. in Economics from the University of California, Los Angeles and an M.B.A. from Columbia University.

There are no family relationships among any of the directors or executive officers of the Company, except that A. Jayson Adair is the son‑in‑law of Willis J. Johnson.

Marvin L. Schmidt, who had served as a member of our board of directors since 1993, resigned as a director effective October 29, 2004.  Mr. Schmidt had a long and productive tenure with Copart, having served as Senior Vice President, Corporate Development from May 1995 until his retirement as an employee in January 1999 and as Vice President, Western Region from July 1993 until his promotion to Senior Vice President in 1995.  Mr. Schmidt joined Copart from County Salvage, Inc., a Los Angeles based auto salvage company that Copart acquired in 1993.  Copart, its board of directors, and its management wish to thank Mr. Schmidt for his valuable contribution to the company and its growth over the last decade. We look forward to Mr. Schmidt's continuing contribution  to Copart as a member emeritus of our Board.

In connection with Mr. Schmidt's resignation, Copart agreed to accelerate vesting under outstanding options to acquire 10,000 shares of our Common Stock that were previously unvested.  Copart also agreed to extend the exercise date to October 27,  2006 for those options and Mr. Schmidt's other fully vested options to acquire an additional 10,000 shares of our Common Stock.

Vote Required

The seven nominees receiving the highest number of affirmative votes will be elected as directors.

Recommendation of the Board of Directors

Our board of directors has unanimously approved the director nominations listed above and recommends that shareholders vote FOR the election of each of the above-named nominees.

Board Meetings and Board Committees

During the fiscal year ended July 31, 2004, our board of directors held seven (7) meetings.  Each of our directors attended at least 75% of the meetings held during fiscal 2004 of our board or any committee on which such director served.  During fiscal 2004, the Company maintained standing audit and compensation committees.  In the first quarter of fiscal 2004, the Board of Directors established a nominating and governance committee. Each of these committees has a written charter approved by the Board of Directors.

     Audit Committee

Our audit committee is primarily responsible for reviewing and approving the services performed by our independent auditors, reviewing our financial statements, and reviewing reports concerning our accounting practices and systems of internal accounting procedures and controls.  The purposes of the audit committee are, among other things, to:

  Oversee our accounting and financial reporting processes and audits of our financial statements;

  Assist the board in overseeing and monitoring:  (i) the integrity of our financial statements; (ii) our accounting policies and procedures; (iii) our compliance with legal and regulatory requirements; (iv) our independent auditor’s qualifications, independence, and performance; (v) our disclosure controls and procedures; and (vi) our internal controls;

  Provide the board with the result of its monitoring and any recommendations derived from such monitoring; and

  Provide the board with additional information and materials as the board may determine to be necessary to make the board aware of significant financial matters requiring board attention.

The audit committee currently consists of directors Blumenstein, Grosfeld, Vannini and Cohan.  Copart believes that all four current members are “independent directors” as contemplated by Rule 4200 of the Marketplace Rules of the National Association of the Securities Dealers, Inc.  The Board of Directors has designated Steven Cohan as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission.  The audit committee held five (5) meetings during fiscal 2004.

     Compensation Committee

Our compensation committee is generally responsible for, among other things, reviewing and approving the Company’s compensation policies, setting the compensation levels for those Company executive officers and senior managers reporting directly to the Company’s President whose compensation is not otherwise established pursuant to employment agreements reviewed or approved by the Board of Directors, and administering our equity incentive plans.  The Compensation Committee acts under a written charter adopted and approved by our board of directors.    The compensation committee consists, and consisted at all times during fiscal 2004, of directors Blumenstein, Grosfeld, and Vannini.  Copart believes that all three current members of the compensation committee are “independent directors” as contemplated by Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc. and are “outside directors” as defined in Section 162(m) of the Internal Revenue Code.  The compensation committee held four (4) meetings during fiscal 2004.

     Nominating and Governance Committee

Copart’s board of directors established the nominating and governance committee in September 2003.  The purpose of the nominating and governance committee is to ensure that our board of directors is properly constituted to meet its fiduciary obligations to shareholders and that Copart has and follows appropriate governance standards.  The committee is authorized to assist the board by identifying prospective director nominees and to select the director nominees for the next annual meeting of shareholders and to develop and recommend to the board governance principles applicable to Copart.  The nominating and governance committee consists of directors Blumenstein, Grosfeld, and Vannini.  Copart believes that all three current members of the nominating and governance committee are “independent directors” as contemplated by Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc.  The committee held one (1) meeting during fiscal 2004.

In connection with the appointment of Steven D. Cohan as a member of Copart’s board of directors in February 2004, Messrs. Johnson and Adair contacted members of the board of directors, including those members who serve on the nominating and governance committee, and identified Mr. Cohan as a prospective candidate to serve as a director and member of the audit committee.  Messrs. Johnson and Adair, as well as the other Copart board members, knew Mr. Cohan because of his prior experience with the Company.  From 1992 to 1997 Mr. Cohan held various officer positions including Vice President of Finance, Vice President of Acquisitions and Vice President of Corporate Development.  The members of the nominating and governance committee noted that Mr. Cohan was familiar with the company and its operations and that his education and experience as a certified public accountant qualified him to serve as the Company’s “audit committee financial expert” (as contemplated under SEC rules).  The members also determined that Mr. Cohan satisfied the “independence” requirements of the rules of the Nasdaq National Market.  With the concurrence of the members of the nominating and governance committee and other board members, Mr. Johnson contacted Mr. Cohan and offered him an appointment to the Company’s board of directors.  Mr. Cohan accepted the offer to serve on Copart’s board of directors, and he was later appointed to the Company’s audit committee after the audit committee confirmed his qualifications.

To recommend a prospective nominee for the Nomination and Governance Committee's consideration, submit the candidate's name and qualifications to Copart's Secretary in writing to the following address: Copart, Inc., 4665 Business Center Drive, Fairfield, California 94534; Attention: General Counsel. When submitting candidates for nomination to be elected at the Company's annual meeting of shareholders, shareholders must also follow the notice procedures and provide the information required by Copart's bylaws.

In particular, for the Nominating and Governance Committee to consider a candidate recommended by a shareholder for nomination at the 2005 annual meeting, the notice containing the recommendation must be delivered to or mailed and received by the Secretary at the principal executive offices of Copart between July 5, 2005 and August 7, 2005. The recommendation must include (i) the name, age, business address and residence address of such prospective nominee, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation that are beneficially owned by such person, (iv) any other information relating to such person that would be required by law to be disclosed in solicitations of proxies for election of directors, and (v) such person's written consent to being named as a nominee and to serving as a director if elected; and as to the shareholder giving the notice containing the recommendation; (i) the name and address, as they appear on the corporation's books, of such shareholder, and (ii) the class and number of shares of the corporation that are beneficially owned by such shareholder, and (iii) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) relating to the nomination. At the request of the board of directors, any person nominated by the board for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in the shareholder's notice of nomination that pertains to the nominee.

Shareholder Communications with the Board of Directors

The Board of Directors has approved the following procedure for shareholders to communicate with the Company’s directors.  Mail can be addressed to directors in care of Copart, Inc. 4665 Business Center Drive, Fairfield, California 94534, attention General Counsel.  All mail received will be logged in, opened and screened for security purposes.  All mail, other than trivial or obscene items, will be forwarded.  Trivial items will be delivered to the directors at the next scheduled Board meeting.  Mail addressed to a particular director will be forwarded or delivered to that Director.  Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the Chairman of the Nominating and Governance Committee.  Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board and Chief Executive Officer.

Director Compensation

Each of our non-employee directors, consisting of directors Blumenstein, Grosfeld, Schmidt, Vannini, and Cohan received quarterly cash compensation during fiscal 2004 of $8,000 for services as a director and member of any committees on which he may serve.  Non-employee directors are reimbursed for expenses incurred with attending board or committee meetings.

In August 2003, Copart granted directors Blumenstein, Grosfeld, and Vannini each an option to acquire 20,000 shares of common stock under its 2001 Stock Option Plan at an exercise price of $9.03.  In October 2003,

Copart granted director Schmidt an option to acquire 20,000 shares of common stock under the 2001 Stock Option Plan at an exercise price of $11.36.   In February 2004, Copart granted director Cohan an option to acquire 20,000 shares of common stock under the 2001 Stock Option Plan at an exercise price of $16.70.  In October 2004, Copart granted directors Blumenstein, Grosfeld, Vannini and Cohan each an option to acquire 20,000 shares of common stock under its 2001 Stock Option Plan at an exercise price of $19.12. Each of these options vests over two years, with one-half of the shares vesting on the first anniversary of the date of grant and the balance vesting on a monthly basis over the 12 months succeeding such first anniversary.

Prior to fiscal 2004, each non-employee director was eligible to receive periodic option grants for shares of common stock under the automatic option grant program in effect under our 1994 Director Option Plan.  The Board of Directors terminated the 1994 Director Option Plan in August 2003 and no further grants will be made under this plan.  Under the terms of the plan, each non-employee director received a nonstatutory stock option to purchase 12,000 shares of Common Stock upon initial election to the board and received a subsequent grant to purchase 6,000 shares upon re-election to the board at each annual meeting.  The options granted under the 1994 Director Option Plan vested ratably over three years and had a five year term of exercise.  Currently outstanding options under the 1994 Director Option Plan were not affected by termination of the plan and will continue to vest in accordance with their terms.

Compensation Committee Interlocks and Insider Participation

Our compensation committee consisted at all times during fiscal 2004 of directors Blumenstein, Grosfeld, and Vannini.  No member of the compensation committee was at any time during fiscal 2004, or at any other time, an officer or employee of Copart, and no member of the compensation committee had any relationship requiring disclosure under Item 404 of Regulation S‑K (Certain Relationships and Related Transactions) promulgated by the Securities and Exchange Commission.  No interlocking relationship, as described by the Securities and Exchange Commission, exists or existed during fiscal 2004 between any member of our compensation committee and any member of any other company’s board of directors or compensation committee.

 PROPOSAL TWO
RATIFICATION OF INDEPENDENT AUDITORS

General

Our audit committee has appointed KPMG LLP as our independent auditors to audit our financial statements for the current fiscal year ending July 31, 2005.  KPMG LLP have been our independent auditors since their initial appointment in July 1994.  A representative of KPMG LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.  Shareholder ratification of the selection of KPMG LLP is not required by our bylaws or otherwise.  Our audit committee is submitting the selection of KPMG LLP to the shareholders for ratification as a matter of good corporate practice.

In the event the shareholders fail to ratify the appointment of KPMG LLP, the audit committee will reconsider its selection.  Even if the selection of independent auditors is ratified by our shareholders, the audit committee may, in its discretion, direct the appointment of a different independent accounting firm at any time during the year if it feels that such a change would be in the best interests of Copart and its shareholders.

Principal Accountant Fees and Services

The following table provides a summary of fees for professional services rendered by KPMG LLP for the fiscal years ended July 31, 2004 and July 31, 2003:

Fee Category	Fiscal 2004 Fees	Fiscal 2003 Fees
Audit fees, excluding audit related	$305,000	$296,700
Audit related fees	44,000	30,000
Tax fees	340,725	199,000
All other fees	-	-
Total fees	$689,725	$525,700

Audit Fees.  Consists of fees billed for professional services rendered for the audit of Copart’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

Audit Related Fees.  Consists of fees billed or for assurance and related services that are reasonably related to the performance of the audit or review of Copart’s consolidated financial statements and that are not reported under “Audit Fees.”  These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees.  Consists of fees billed for professional services for tax compliance, tax advice and tax planning.  These services include assistance regarding federal, state, and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, and international tax planning.

All Other Fees.  Consists of fees for products and services other than the services reported above.  We did not retain KPMG LLP for any other services in fiscal 2004 or fiscal 2003.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.  The independent auditors and management are required to periodically report to the audit committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.  The audit committee may also pre-approve particular services on a case-by-case basis.

Vote Required

Ratification of the appointment of KPMG LLP requires the affirmative vote of a majority of the shares present at the annual meeting, either in person or by proxy.

Recommendation of the Board of Directors

Our board of directors unanimously recommends that shareholders vote FOR the ratification of the selection of KPMG LLP to serve as our independent auditors for the current fiscal year ending July 31, 2005.

AUDIT COMMITTEE REPORT

The following report of the audit committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this information be incorporated by reference by any general statement incorporating by reference this proxy into any filing under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference in such filing.

The audit committee of our board of directors is comprised of the four directors named below, none of whom are officers or employees of the Company.  Our audit committee believes that all of its current members are independent directors as defined by applicable Nasdaq National Market rules and listing standards.  The Board of Directors has adopted a written charter for the audit committee.

The audit committee has reviewed and discussed with Copart’s management and KPMG LLP Copart’s audited consolidated financial statements and financial reporting process.  Copart’s management has the primary responsibility for the financial statements and financial reporting processes of Copart, including the system of internal controls.  KPMG LLP, the Company’s current independent auditors are responsible for performing an independent audit of the consolidated financial statements of the Company and for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.  The audit committee reviews and monitors these processes and receives reports from KPMG LLP and Company management.  The audit committee also discussed with KPMG LLP the overall scope and plans of their audits, their evaluation of the company’s internal controls, and the overall quality of the company’s financial reporting processes.

The audit committee has discussed with KPMG LLP those matters required to be discussed by Statement of Auditing Standards No. 61 (“Communication With Audit Committees”) and has also discussed with the Audit Committee that firm’s independence from management and the Company.  The audit committee has also considered whether KPMG LLP’s provision to the Company of non-audit services (such as tax-related services, due diligence procedures, and services and advice related to acquisitions) that are not otherwise prohibited by applicable law is compatible with maintaining the independence of KPMG LLP with respect to the Company and its management.

Based upon the reviews, discussions and considerations referred to above, the audit committee has recommended to the Board that the Company’s audited financial statements be included in our Annual Report on Form 10-K for fiscal year 2004, and that KPMG LLP be appointed as the independent auditors for the Company for fiscal year 2005.

Respectfully submitted by: The Audit Committee of the Board of Directors Steven Cohan Harold Blumenstein James Grosfeld Jonathan Vannini

SECURITY OWNERSHIP

The following table sets forth certain information known to Copart regarding the ownership of our Common Stock as of the record date (October 15, 2004) by (i) all persons known by Copart to be beneficial owners of five percent or more of our Common Stock; (ii) each current director and nominee for director; (iii) any other Named Officers (as said term is defined hereinafter in “Executive Compensation – Summary Compensation Table”); and (iv) all executive officers and directors of the Company as a group.  Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable, except as otherwise indicated.

Five Percent Shareholders, Directors and Executive Officers (1)	Number of Shares	Percent of Total Shares Outstanding
Wasatch Advisors, Inc. (2)	6,079,617	6.75%
150 Social Hall Avenue Salt Lake City, UT 84111
Kayne Anderson Rudnick Investment Management, LLC (2)	5,344,048	5.93%
1800 Avenue of the Stars, Second Floor Los Angeles, CA 90067
Thomas W. Smith (3)	5,572,419	6.19%
323 Railroad Avenue Greenwich, CT 06830
Willis J. Johnson (4)	12,960,764	14.27%
James Grosfeld (5)	5,764,667	6.40%
A. Jayson Adair (6)	1,428,542	1.56%
Harold Blumenstein (7)	814,867	*
James E. Meeks (8)	624,799	*
Marvin L. Schmidt (9)	1,403,992	1.56%
Jonathan Vannini (10)	70,667	*
Vincent W. Mitz (11)	92,833	*
Paul A. Styer (12)	359,500	*
Steven D. Cohan (13)	8,339	*
All directors and executive officers as a group (sixteen persons) (4-13)	23,730,957	25.50%

 _____________________

*	Represents less than 1% of the Company’s outstanding Common Stock.
(1)	Unless otherwise set forth, the mailing address for each of the persons listed in this table is: c/o Copart, Inc., 4665 Business Center Drive, Fairfield, California 94534.
(2)	The number of shares and other information presented is as reported in a Schedule 13F filed by Wasatch Advisors, Inc. and Kayne Anderson Rudnick Investment Management, LLC with the SEC and reflects stock held as of June 30, 2004. The Company has not attempted to verify independently any of the information contained in the Schedule 13F.
(3)	The number of shares and other information presented is as reported in Schedule 13G filed with the SEC and reflects stock held as of December 31, 2003. According to the 13G each of Thomas W. Smith, Thomas N. Tryforos and Scott J. Vassalluzo has shared power to vote or to direct the vote and shared power to dispose or to direct the disposition of 3,390,600 shares. Thomas W. Smith has sole power to vote and dispose of 2,181,819 shares, Thomas N. Tryforos has sole power to vote and dispose of 5,000 shares and Scott J. Vassalluzo has the sole power to vote and dispose of 22,000 shares. The Company has not attempted to verify independently any of the information contained in the Schedule 13G.
(4)	Includes 771,667 shares of Common Stock subject to options exercisable within 60 days of the record date.
(5)	Includes 34,667 shares of Common Stock subject to options exercisable within 60 days of the record date.
(6)	Includes 1,424,667 shares of Common Stock subject to options exercisable within 60 days of the record date.
(7)	Includes 34,667 shares of Common Stock subject to options exercisable within 60 days of the record date.

(8)	Includes 305,417 shares of Common Stock subject to options exercisable within 60 days of the record date.
(9)	Includes 20,000 shares of Common Stock subject to options exercisable within 60 days of the record date.
(10)	Includes 32,167 shares of Common Stock subject to options exercisable within 60 days of the record date.
(11)	Includes 92,833 shares of Common Stock subject to options exercisable within 60 days of the record date.
(12)	Includes 79,500 shares of Common Stock subject to options exercisable within 60 days of the record date.
(13)	Includes 8,333 shares of Common Stock subject to options exercisable within 60 days of the record date.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of July 31, 2004 about shares of our common stock that may be issued upon the exercise of options and similar rights under all of our existing equity compensation plans, including our 2001 Stock Option Plan, our 1994 Employee Stock Purchase Plan, the 1994 Director Option Plan, and our 1992 Stock Option Plan.  Our 1992 Stock Option Plan was terminated in 2001, and our 1994 Director Option Plan was terminated in August 2003.  No further grants will be made under these plans although pre‑existing options remain outstanding and are subject to the terms of the plan.  All of our equity incentive plans have been approved by our shareholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (1)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	5,489,200	(2)	$10.76	(3)	4,723,000	(4)
Equity compensation plans not approved by security holders	–		—		—
Total	5,489,200		$10.76		4,723,000

_______________

(1)	We are unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under the 1994 Employee Stock Purchase Plan or the weighted average exercise price of outstanding rights under that plan. The 1994 Employee Stock Purchase Plan provides that shares of our common stock may be purchased at a per share price equal to 85% of the fair market value of the common stock on the beginning of the offering period or a purchase date applicable to such offering period, whichever is lower.
(2)	Reflects the number of shares of common stock to be issued upon exercise of outstanding options under the 1992 Stock Option Plan, the 1994 Director Option Plan, and the 2001 Stock Option Plan.
(3)	Reflects weighted average exercise price of outstanding options under the 1992 Stock Option Plan, the 1994 Director Option Plan, and the 2001 Stock Option Plan.
(4)	Includes securities available for future issuance under the 1994 Director Option Plan, the 1994 Employee Stock Purchase Plan and the 2001 Stock Option Plan. No securities are available for future issuance under the 1992 Stock Option Plan and 1994 Director Option Plan.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to Copart and its subsidiaries during each of the last three fiscal years, by our Chief Executive Officer and each of our other four most highly compensated executive officers.  The individuals whose compensation is disclosed in the following table are referred to in this proxy statement as the “Named Officers.”

	Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Securities Underlying Options/SARs (#)	All Other Compensation ($)
Willis J. Johnson Chief Executive Officer	2004 2003 2002	450,000 450,000 400,000	750,000 500,000 500,000	100,000 — 100,000	93,440 (1) 56,510 (2) 54,126 (3)

A. Jayson Adair President	2004 2003 2002	338,500 300,000 250,000	500,000 300,000 300,000	200,000 — 100,000	51,275 (4) 17,328 (5) 15,715 (5)

James E. Meeks Executive Vice President and Chief Operating Officer	2004 2003 2002	225,000 225,000 200,000	250,000 150,000 150,000	150,000 — 75,000	14,400 (5) 13,604 (5) 11,778 (5)

Paul A. Styer Senior Vice President, General Counsel and Secretary	2004 2003 2002	190,000 190,000 185,000	150,000 100,000 100,000	70,000 — 30,000	6,000 (6) 6,000 (6) 6,000 (6)

Vincent W. Mitz Senior Vice President of Marketing	2004 2003 2002	190,000 190,000 190,000	150,000 100,000 100,000	100,000 — 50,000	5,220 (6) 5,220 (6) 5,220 (6)

__________

(1)	Comprised of premiums paid on life insurance policies payable to beneficiaries designated by Mr. Johnson in the amount of $35,687 and the value to Mr. Johnson of the use of Copart automobiles and plane in the amount of $57,753.
(2)	Comprised of premiums paid on life insurance policies payable to beneficiaries designated by Mr. Johnson in the amount of $30,657 and the value to Mr. Johnson of the use of Copart automobiles in the amount of $25,853.
(3)	Comprised of premiums paid on life insurance policies payable to beneficiaries designated by Mr. Johnson in the amount of $28,338 and the value to Mr. Johnson of the use of Copart automobiles in the amount of $25,788.
(4)	Comprised of the value to Mr. Adair of the use of Copart automobiles and plane in the amount of $51,275.
(5)	Comprised of the value of the use of a Copart automobile.
(6)	Comprised of automobile expense allowances.

Option Grants in Last Fiscal Year

The following table provides information with respect to the stock option grants made during the 2004 fiscal year under the Company's 2001 Stock Option Plan (the "Option Plan") to the Named Officers. No stock appreciation rights were granted to any of the Named Officers during fiscal 2004.

	Individuals Grants				Potential Realizable Value At Assumed Annual
	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted To Employees in Fiscal Year(2)	Exercise Price ($/Share)(3)	Expiration Date	Rates Of Stock Price Appreciation Over Option Term
					5% ($)(4)	10% ($)(4)
Willis J. Johnson	100,000	7.61	8.80	8/19/13	553,427	1,402,493
A. Jayson Adair	100,000	7.61	8.80	8/19/13	553,427	1,402,493
A. Jayson Adair	100,000	7.61	18.00	1/22/14	553,427	1,402,493
James E. Meeks	75,000	5.71	8.80	8/19/13	415,070	1,051,870
James E. Meeks	75,000	5.71	18.00	1/22/14	415,070	1,051,870
Paul A. Styer	30,000	2.28	8.80	8/19/13	166,028	420,748
Paul A. Styer	40,000	3.04	18.00	1/22/14	221,371	560,997
Vincent W. Mitz	50,000	3.81	8.80	8/19/13	276,714	701,247
Vincent W. Mitz	50,000	3.81	18.00	1/22/14	276,714	701,247

______________

(1)	Each option was granted under the Option Plan and will become exercisable for the option shares in installments over the optionee's period of service with the Company. Options vest over a five‑year period at a rate of 20% per year. Each option has a maximum term of ten years, subject to earlier termination in the event of the optionee's cessation of employment with the Company.
(2)	Based upon options to purchase an aggregate of 1,314,000 shares granted by the Company to employees and directors during fiscal year 2004.
(3)	The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same‑day sale of the purchased shares. The exercise price of all option grants was determined by the fair market value of the Company's common stock as quoted on the NASDAQ National Market System on the date of grant.
(4)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. There is no assurance provided to any executive officer or any other holder of the Company's Common Stock that the actual stock price appreciation over the option term will be at the assumed 5% or 10% levels or at any other specific level. Assuming the specified rates of annual compounding, the total appreciation during the term of such options results in an increase of 62.9% (at 5% per year) and 159.4% (at 10% per year).

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values

The following table sets forth information concerning exercises of options during fiscal year 2004 and the value of unexercised options held as of the end of the 2004 fiscal year by the Named Officers.

	Shares Acquired On	Value Realized	Number of Securities Underlying Unexercised Options At Fiscal Year End		Value Of Unexercised In‑The‑Money Options At Fiscal Year End ($)(2)
	Exercise (#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Willis J. Johnson	$—	$—	771,667	178,333	$ 12,962,020	$ 1,904,980
A. Jayson Adair	—	—	1,424,667	303,333	21,783,530	2,607,980
James E. Meeks	300,000	5,728,800	305,417	244,583	2,836,758	2,082,742
Paul A. Styer	279,000	4,927,560	79,500	95,500	720,565	763,735
Vincent W. Mitz.	54,000	1,177,530	92,833	82,167	881,645	926,855

__________

(1)	Represents the fair market value of underlying securities on the date of exercise, minus the exercise price.
(2)	Represents the fair market value of underlying securities at fiscal year end (for in-the-money options only) minus the exercise price. The closing price for the Company's Common Stock at fiscal year end as quoted on the NASDAQ National Market System was $22.25.

Employment Contracts and Change-in-Control Arrangements

We currently do not have any formal employment agreements with any of our executive officers and all are employed on an "at-will" basis.

All employees and consultants (including officers and directors) of the Company are eligible for option grants under our 2001 Stock Option Plan.

Future benefits under the 2001 Stock Option Plan are not determinable, as grants of options are at the discretion of the compensation committee.  Pursuant to the terms of such option plans and related option grant agreements, if any, in the event of any acquisition or merger of Copart with or into another corporation or the sale of all or substantially all of the assets of the Company, each outstanding option and stock purchase right shall be assumed or an equivalent option or right substituted by the successor corporation.  If the successor corporation refuses to assume the options and stock purchase rights then outstanding or to substitute substantially equivalent options or rights, then the optionee shall have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise vested or exercisable.  In such event, the optionee shall be notified that the option or stock purchase right is fully exercisable for fifteen (15) days from the date of such notice and that the option or stock purchase right shall terminate upon expiration of such period.

In addition, in the event of a change of control in which options and stock purchase rights are assumed by a successor corporation, pursuant to the terms of certain option agreements under our 1992 Stock Option Plan and our 2001 Stock Option Plan as previously approved, if an employee is terminated without cause by such successor corporation within twelve months of such change of control, then such optionee shall vest in full and have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise vested or exercisable.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following Compensation Committee Report on Executive Compensation shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall this information be incorporated by reference by any general statement incorporating this proxy into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this information by reference into such filing.

The compensation committee of our Board of Directors has general responsibility for establishing the compensation payable to our executive officers and other key executives.  The committee has the sole and exclusive authority to administer our equity compensation plans, including stock option plans under which grants may be made to such individuals.

This report is divided into two parts.  Part One is a brief description of the compensation arrangements in effect for the 2004 fiscal year for the executive officers of the Company, including the Named Officers in the Summary Compensation Table.  Part Two is a discussion of the factors that governed the compensation payable to the Chief Executive Officer for the 2004 fiscal year.

Part One - Existing Compensation Arrangements

The compensation committee believes that the current salaries and benefits of our executive officers are commensurate with our financial performance to date and with the salaries and benefits payable by comparable companies.  During fiscal 1998, the prior employment agreement between Copart and our Chief Executive Officer expired, and he is now employed on an "at-will" basis.  The base annual salaries of Willis J. Johnson, A. Jayson Adair, James E. Meeks, Paul A. Styer and Vincent W. Mitz were set at $450,000, $350,000, $225,000, $190,000 and $190,000 respectively, during fiscal year 2004.  In September 2004, the base annual salary for Messrs. Johnson, Adair, Meeks, Styer and Mitz were increased to $500,000, $400,000, $275,000, $200,000 and $225,000 respectively.  The compensation committee intends to review these salary levels on a regular basis and to make such adjustments to them as it sees fit based on the performance of the Company and the employee.

Our objective in awarding options is to more closely align the long‑term interests of the executive officers with those of our shareholders.  During fiscal 2004, the committee reviewed the outstanding equity incentives of our executive officers, including the applicable exercise shares and the extent to which outstanding option grants were vested or unvested.  Based on this review, the committee determined that additional option grants were required. In August 2003, the committee approved grants of 565,000 shares of common stock to Company employees, including grants to Messrs. Johnson, Adair, Meeks, Styer and Mitz in the amounts of 100,000, 100,000, 75,000, 30,000 and 50,000 shares, respectively, under the Company's 2001 Stock Option Plan.  In January 2004, the committee approved an additional grant of 495,000 shares of common stock to Company employees, including grants to Messrs. Adair, Meeks, Styer and Mitz in the amounts of 100,000, 75,000, 40,000 and 50,000 shares, respectively, under the Company's 2001 Stock Option Plan.

Part Two - Compensation of Chief Executive Officer

Willis J. Johnson, the founder of the Company, served as President and Chief Executive Officer from 1986 until May 1995, and has continued to serve as Chief Executive Officer since May 1995.  Mr. Johnson's base annual salary remained unchanged at $450,000 for fiscal year 2004.  In September 2004, Mr. Johnson's base annual salary was increased to $500,000.  During fiscal year 2004 the compensation committee approved the grant to Mr. Johnson of an option to acquire 100,000 shares of common stock under Copart's 2001 stock option plan.  Mr. Johnson is also entitled to participate in the Company's benefit plans and is entitled to four weeks paid vacation per year, use of Company automobiles, and a $1 million life insurance policy with the beneficiary being designated by Mr. Johnson.

In addition, during fiscal 2004, the compensation committee approved standards for personal use of Copart's leased aircraft by Mr. Johnson and A. Jayson Adair, Copart's President.  The committee authorized Mr. Johnson to use the aircraft for personal purposes for up to 50 flight hours per fiscal year and Mr. Adair to use the aircraft for personal purposes for up to 25 flight hours per fiscal year.  Flight hours in excess of these amounts would require the additional approval of the compensation committee.  The committee intends to value this benefit on an annual basis, and Mr. Johnson and Mr. Adair will be responsible for taxes resulting from any deemed income arising from this benefit.

The compensation committee believes that the salary and benefits paid to Mr. Johnson during fiscal 2004 were commensurate with the Company's financial performance.    The compensation committee expects that any bonus compensation recommended to be payable to Mr. Johnson in future years will also be based upon the Company's growth and financial performance, and subject to approval by the compensation committee.

Tax Limitation.  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), places a limit of $1,000,000 on the amount of compensation that we may deduct in any year with respect to certain of our highest paid executives.  Certain performance-based compensation that has been approved by shareholders is not subject to the deduction limit.  We intend to qualify certain compensation paid to executives for deductibility under the Code, including Section 162(m) of the Code.  However, we may from time to time pay compensation to our executive officers that may not be deductible.

Compensation Committee

Harold Blumenstein      James Grosfeld     Jonathan Vannini

CODE OF ETHICS

In September 2003, our board of directors adopted the Copart, Inc. Code of Ethics for Principal Executive and Senior Financial Officers (the "Code of Ethics").  The Code applies to our principal executive officer, our principal financial officer, our principal accounting officer or controller, and persons performing similar functions and responsibilities who shall be identified by our Audit Committee from time to time.

The Code of Ethics is available at out website, located at http://www.copart.com.  It may be found at our website as follows:

1.                   From our main web page, click on  "Investor Relations."

2.                   Next, click on "Corporate Governance."

3.                   Finally, click on "Code of Ethics for Principal Executive and Senior Financial Officers."

We intend to satisfy the disclosure requirement under Item 10 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Ethics by posting such information on our website, at the address and location specified above.

PERFORMANCE GRAPH

The following information relating to the price performance of our common stock shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall this information be incorporated by reference by any general statement incorporating this proxy into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate such information by reference into such filing.

The following graph shows a comparison of the cumulative total shareholder returns for the Company, the NASDAQ Stock Market - (U.S.), and a peer group (based on Standard Industrial Classification ("SIC") codes) for the period of August 1, 1999 through July 31, 2004.  Such returns are based on historical results and are not intended to suggest future performance.  Data for the NASDAQ and peer group indices assume reinvestment of all dividends.  We have not declared or paid a cash dividend since becoming a public company in 1994.  The Company currently intends to retain any earnings for use in its business and does not anticipate paying any cash dividends in the foreseeable future.

*$100 invested on 7/31/99 in stock or index-inducing reinvestment of dividends.  Fiscal years ending July 31.

CERTAIN TRANSACTIONS

We employ in various non‑executive positions Jason Johnson, the son of our Chief Executive Officer; Bonnie Randall, the sister of our Chief Executive Officer; Diane Yassa, the daughter of our Chief Operating Officer, and Rodgar McCalmon, the son-in-law of our Chief Executive Officer.  In fiscal 2004, Mr. Johnson, Mrs. Randall, Mrs. Yassa, and Mr. McCalmon received a total of $60,615, $139,321, $60,000 and $100,000 of cash compensation, respectively.  The Company believes that the terms of each such individual's employment, including their cash compensation, are commensurate with other employees in comparable positions.  In August 2003 and January 2004, Mr. McCalmon received grants of 10,000 stock options, respectively under the Company's 2001 Stock Option Plan. In March 2004 Jason Johnson resigned from the Company.

In connection with Mr. Schmidt's resignation, Copart agreed to accelerate vesting under outstanding options to acquire 10,000 shares of our Common Stock that were previously unvested. Copart also agreed to extend the exercise date to October 27,  2006 for those options and Mr. Schmidt's other fully vested options to acquire an additional 10,000 shares of our Common Stock.

Willis J. and Reba J. Johnson are the owners of the real property and improvements of the Fresno, California facility and lease said premises to Copart for current monthly lease payments of $13,219 under a lease dated August 1, 1992, which expires, with inclusion of all extension options, in July 2009, and contains a provision whereby we have an option to purchase the real property and improvements.  Total payments under this lease aggregated $154,392 in fiscal 2004.  We believe that the terms of this lease are no less favorable to the Company than could be obtained from unaffiliated third parties.

Under the terms of a lease agreement effective July 1, 1993 between the Schmidt Family Trust dated September 29, 1982 and Copart, we lease property in the Los Angeles, California area from the Schmidt Family Trust.  The current term of the Los Angeles lease expires June 30, 2008.  Total payments under this lease aggregated $68,436 in fiscal 2004.  Marvin L. Schmidt, a retired director of the Company, is a beneficiary of the Schmidt Family Trust.

Under the terms of the Lease Agreement dated September 1, 1992 between James P. Meeks and Barbara D. Meeks and Copart, Inc., we lease property in San Martin, California from James P. Meeks and Barbara D. Meeks. The San Martin lease expires August 31, 2007. Total payments under this lease aggregated $228,000 in fiscal 2004. James P. Meeks is the father of one of our directors, James E. Meeks.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.  Officers, directors and greater–than–ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

Based solely upon a review of the copies of such reports furnished to the Company and written representations from such officers, directors and greater-than-ten percent shareholders that no other reports were required to be made, the Company believes that there was full compliance for the fiscal year ended July 31, 2004 with all Section 16(a) filing requirements applicable to the Company's officers, directors and greater-than-ten percent shareholders.

OTHER MATTERS

We know of no other matters to be submitted at the meeting.  If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.  Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

ADJOURNMENT OF THE ANNUAL MEETING

In the event that there are not sufficient votes to approve any proposal incorporated in this proxy statement at the time of the annual meeting, the proposal could not be approved unless the annual meeting was adjourned in order to permit further solicitation of proxies from holders of our Common Stock.  Proxies that are being solicited by our board grant discretionary authority to vote for any adjournment, if necessary.  If it is necessary to adjourn the annual meeting, and the adjournment is for a period of less than 45 days, no notice of the time and place of the adjourned meeting is required to be given to the shareholders other than an announcement of the time and place at the annual meeting.  A majority of the shares represented and voting at the annual meeting is required to approve the adjournment, regardless of whether there is a quorum present at the annual meeting.

ANNUAL REPORT

A copy of our annual report for the fiscal year ended July 31, 2004 has been mailed concurrently with this proxy statement to all shareholders entitled to notice of, and to vote at, the annual meeting.  The annual report is not incorporated into this proxy statement and is not proxy soliciting material.

For the Board of Directors COPART, INC. By: Paul A. Styer, Secretary
Dated: November 1, 2004

Site of the Copart, Inc. 2004 Annual Shareholder Meeting

Directions to:	Copart, Inc. 4665 Business Center Drive Fairfield, California 94534

From:     San Francisco Airport

Exit the airport on Highway 101 Northbound toward San Francisco.  As you enter San Francisco follow the signs directing you towards the Bay Bridge.  This is Interstate 80 Eastbound.  Follow Interstate 80 Eastbound for approximately 40 miles.  This will take you over the Bay and Carquinez Bridges. Continue east on Interstate 80 until you reach Fairfield.  Once in Fairfield you will exit at Suisun Valley Road.  Turn left onto Suisun Valley Road and go over the freeway.  At the first set of traffic lights, turn left onto Mangels.  At the next set of traffic lights, turn left onto Business Center Drive, and then go to the first building on the left at 4665 Business Center Drive.

COPART, INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694 EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

OR

If you vote over the Internet or by telephone, please do not mail your card.

[CPICM - COPART, INC.] [FILE NAME: ZCPI51.ELX] [VERSION - (3)] [10/20/04] [orig. 10/18/04]

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

Please mark votes as in this example.	ZCPI51 #CPI

 THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 BELOW.

1.	Election of Directors				2.	Ratify the selection of KPMG LLP as independent auditors for the Company for the current fiscal year ending July 31, 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	Nominees:
	(01) Willis J. Johnson; (02) A. Jayson Adair;				3.	In their discretion, the proxies are authorized to vote upon such other
	(03) Harold Blumenstein; (04) James Grosfeld; (05) James E. Meeks;					business as may properly come before the meeting.
	(06) Steven D. Cohan; (07) Jonathan Vannini
	FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
		MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐
☐	____________________________________________ To withhold authority to vote for an individual nominee or nominees, write his name or names above:	TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Sign exactly as your name(s) appears on your stock certificate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. Executors, administrators, trustees, etc. are requested to so indicate when signing. If stock is registered in two names, both should sign.

Signature:_________________________   Date:__________    Signature:_________________________   Date:__________

[CPICM - COPART, INC.] [FILE NAME: ZCPI52.ELX] [VERSION - (1)] [10/18/04] [orig. 10/18/04] DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZCPI52

PROXY

COPART, INC.

Proxy for 2004 Annual Meeting of Shareholders
December 7, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Copart, Inc. (the "Company") hereby revokes all previous proxies and appoints Willis J. Johnson or Paul A. Styer or either of them, each with full power of substitution, as the proxy and attorney-in-fact of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the 2004 Annual Meeting of Shareholders of the Company to be held on Tuesday, December 7, 2004, at 9:00 a.m., at the Company's corporate headquarters located at 4665 Business Center Drive, Fairfield, California, and any adjournment thereof, with the same effect as if the undersigned were present and voting such shares on the following matters and in the following manner set forth on the reverse side.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE